Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-273947) of Fox Corporation, and
(2) Registration Statement (Form S-8 No. 333-230394) pertaining to the 2019 Shareholder Alignment Plan of Fox Corporation;
of our reports dated August 6, 2025, with respect to the consolidated financial statements of Fox Corporation and the effectiveness of internal control over financial reporting of Fox Corporation included in this Annual Report (Form 10-K) of Fox Corporation for the year ended June 30, 2025.
/s/ Ernst & Young LLP

New York, New York

August 6, 2025